Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Form S-8, Post-Effective Amendment No. 1, dated January 28, 2010, to reference our report dated April 13, 2009, relating to the financial statements of PTS, Inc. and its subsidiaries as of December 31, 2008 and 2007.

/s/ Lynda R. Keeton CPA, LLC
Lynda R. Keeton CPA, LLC
Henderson, NV

January 28, 2010